SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             CHESAPEAKE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   [L O G O]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                              March 20, 1998

To the Stockholders of
Chesapeake Corporation:


         We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 22, 1998, at 10:00 A.M., for the following purposes:

                  (1) to elect three directors to serve until the 2001 annual meeting of stockholders;

                  (2) to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants for 1998; and

                  (3) to transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 6, 1998, are entitled to notice of, to vote at and to participate in the meeting.

         You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person.

                                         By order of the Board of Directors:

                                                J. P. Causey Jr.
                                                Secretary

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS


                                     [logo]

                              GENERAL INFORMATION

         Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 22, 1998, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1997, is enclosed with this proxy statement.

         The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $6,000, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

         The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ("Common Stock") and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 6, 1998, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 21,198,856 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

         This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 20, 1998.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Corporation's Board of Directors is divided into three classes. At the annual meeting, three directors are expected to be elected to Class III to hold office for a term of three years and until their respective successors are duly elected and qualified. Mr. Fox, a director in Class III, has elected to retire and has declined to be nominated for re-election. Ms. Dwyer, a director in Class III, has declined to be nominated for reelection due to business commitments. Mr. Olsson, formerly a director in Class II, resigned on August 1, 1997, because of personal and business commitments. Mr. Stookey, a director in Class I, is resigning as of April 22, 1998, for personal reasons. The Board of Directors has amended the bylaws of the Corporation, effective as of April 22, 1998, to reduce the number of directors to nine.

                        Information Concerning Nominees

                              Name and Age;                                         Director
                         Principal Occupation or                                  Continuously
                   Employment During Last Five Years                                  Since
      Class III (to serve until the 2001 annual meeting of stockholders)


      Robert L. Hintz, 67                                                             1985

      Chairman of the Board, R. L. Hintz and Associates, a management services consulting firm; Director of Ashland Coal, Inc., Reynolds Metals Company and Scott & Stringfellow Financial, Inc.



      Thomas H. Johnson, 48                                                           1997

      President & Chief Executive Officer of the
      Corporation (since 1997), and former Vice
      Chairman (1996-1997) and President and Chief
      Executive Officer (1989-1996), Riverwood
      International Corporation, a forest products and packaging company.



      Frank S. Royal, 58                                                              1990

      Physician;   Director  of  Crestar  Financial  Corporation,  CSX
      Corporation,   Dominion   Resources,   Inc.   and   Columbia/HCA
      Healthcare Corporation.

Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the three persons named above. Each of the nominees is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT MESSRS. HINTZ, JOHNSON AND ROYAL TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2001 ANNUAL MEETING.

                         Directors Continuing in Office

         There are six directors whose present term of office will continue until 1999 or 2000, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation's Board.

                             Name and Age;                                         Director
                        Principal Occupation or                                  Continuously
                   Employment During Last Five Years                                Since

      Class I (to serve until the 1999 annual meeting of stockholders)

      William D. McCoy, 68                                                           1985

      Retired  (since  1994);  former  Chairman  of the  Board,  Chief
      Executive Officer and Director, Koch Label Co., a consumer products label printing company.




      John W. Rosenblum, 54                                                          1984

      Dean, Jepson School of Leadership Studies,
      University of Richmond (since 1996); former
      Tayloe Murphy Professor of Business
      Administration (1993-1996) and former Dean
      (1982-1993), Darden Graduate School of
      Business Administration, University of
      Virginia; Director of Cadmus Communications
      Corporation, Comdial Corporation, Cone Mills
      Corporation and T. Rowe Price Associates, Inc.

      Richard G. Tilghman, 57                                                        1986

      Chairman of the Board, Chief Executive
      Officer and Director, Crestar Financial
      Corporation, a bank holding company.

                                       4


       Class II (to serve until the 2000 annual meeting of stockholders)


      Wallace Stettinius, 65                                                         1980

      Retired (since 1995); former Chairman of the
      Board, Cadmus Communications Corporation, a graphic communications holding company;
      Director of Cadmus Communications
      Corporation.




      Joseph P. Viviano, 59                                                          1988

      President and Chief Operating Officer (since
      1993) and Director, Hershey Foods
      Corporation, a manufacturer of confectionery products, and former President, Hershey
      Chocolate U.S.A., a division of Hershey
      Foods Corporation; Director of Huffy
      Corporation.


      Harry H. Warner, 62                                                            1978

      Financial Consultant; Director of Allied Research Corporation and Pulaski Furniture Corporation.

         The Board of Directors meets regularly every two months and following each annual meeting of stockholders. During the last year, there were nine meetings of the Board.

         The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Fox, Johnson, Stettinius, Tilghman, Viviano and Warner. During the last year, there were four meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

         Members of the Audit Committee are Ms. Dwyer and Messrs. Hintz, Rosenblum, Tilghman and Viviano. During the last year, there were four meetings of the Audit Committee. The Audit Committee recommends an independent accounting firm to be selected by the Board of Directors for the upcoming year. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation's independent accountants. The Corporation's internal auditors and independent accountants regularly report directly to the Audit Committee.

         Members of the Executive Compensation Committee (the "Compensation Committee") are Messrs. McCoy, Royal, Stettinius, Stookey and Warner. During the last year, there were five meetings of the Compensation Committee. The Compensation Committee approves officer incentive awards, grants stock options, stock awards and performance share awards and recommends to the Board of Directors remuneration levels for officers, general remuneration plans for all management personnel and other employee remuneration plans.

         Members of the Nominating Committee are Messrs. Rosenblum, Royal, Stettinius and Stookey. During the last year, there was one meeting of the Nominating Committee. The Nominating Committee reviews the performance and attendance of directors, recommends to the full Board of Directors persons to serve as directors of the Corporation and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or reelection to the Board of Directors. Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by stockholders with respect to the 1999 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 6, 1999, and no later than January 31, 1999, and must set forth (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

         The Board of Directors has also established a Committee of Outside Directors composed of those directors who are not and have never been employees of the Corporation. The Committee of Outside Directors meets regularly, usually in conjunction with, but separately from, regular meetings of the Board of Directors. The Committee of Outside Directors evaluates the performance of the Chief Executive Officer of the Corporation, reviews the senior organizational structure of the Corporation and, when appropriate, will recommend a successor for the Chief Executive Officer. The chairman of the Committee of Outside Directors acts as spokesperson for the outside directors and as their liaison with the Chief Executive Officer.

         During 1997, all directors attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned, except Ms. Dwyer. As Chairman of Quantum Chemical Corporation ("Quantum"), Mr. Stookey, a director of the Corporation, served from 1989 to 1993 as an executive officer of Petrolane Incorporated, Petrolane Finance Corp. and QJV Corp., affiliates of Quantum, which companies were reorganized on July 15, 1993, under the U. S. Bankruptcy Code. Mr. McCoy, a director of the Corporation, retired as Chairman of the Board, Chief Executive Officer and Director of Koch Label Co. ("Koch") on January 1, 1994. Koch filed for protection under the U.S. Bankruptcy Code in September 1994.

                           Compensation of Directors

         Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. Non-employee directors receive an annual retainer of $15,000 for Board service and an attendance fee of $1,000, plus travel expenses, for each day attending a Board or committee meeting. The chairman of the Committee of Outside Directors receives an additional annual retainer of $30,000 and the other committee chairmen each receive an additional annual retainer of $5,000.

         Prior to 1997, the Corporation had a Directors' Deferred Compensation Plan under which directors could defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has an unfunded Outside Director's Retirement Plan (the "Outside Director's Plan"). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years. The Outside Director's Plan was terminated in 1997 and will not be provided to future directors. The non-employee directors who served while the Outside Director's Plan was in effect will continue to accrue credit for service under the plan and will receive retirement benefits earned under the plan, but the retirement benefit for directors retiring after 1997 will be based on the retainer paid in 1997.

         At the 1996 annual meeting, the stockholders approved the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The 1996 Plan provides that each non-employee director will receive an annual grant of stock options each May 1st beginning May 1, 1997, and ending May 1, 2007. The number of shares of Common Stock covered by such options reflects assumptions made in 1996 regarding (i) the future amount of directors' fees that would be approved but for the adoption of the 1996 Plan, and (ii) the fair market value of the option privilege. An option to purchase 1,500 shares of Common Stock at an exercise price of $32.31 was granted to each non-employee director on May 1, 1997, and an option to purchase 1,700 shares of Common Stock will be granted to each non-employee director on May 1, 1998. The exercise price of the options to be granted in 1998 will be the average closing price of the Common Stock for the 20 trading days preceding May 1, 1998. Options granted under the 1996 Plan will become exercisable on the day before the next succeeding annual meeting of stockholders, except that the exercisability of such options will be accelerated in the event of the director's death or disability or in the event of a "change in control" (as defined below under the caption "Definition of Change in Control"). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its grant date. In addition, non-employee directors may elect to defer all or part of their annual retainer or meeting fees, or both, under the 1996 Plan. The deferred fees may be held, at the election of the participant, in either a deferred cash account or a deferred stock account. Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant's deferred cash account based on the prime rate established from time to time by the Corporation's principal lender. Deferred fees that are credited to the participant's deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only.

         The cash retainer and attendance fees described above, together with annual awards under the 1996 Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of February 2, 1998, the direct and indirect beneficial ownership of Common Stock by: each director; each executive officer named in the Summary Compensation Table; all directors and executive officers of the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.

                                         Sole Voting and                                               Aggregate
                                            Investment                                                Percentage
         Name                                Power (1)              Other (2)         Total            Owned (3)
J.P. Causey Jr...................              49,474                2,780            52,254
M. Katherine Dwyer...............               1,375                                  1,375
J. Carter Fox....................             237,519               15,504           253,023              1.2%
Robert L. Hintz..................               8,900                                  8,900
Thomas H. Johnson................              70,000                                 70,000
Andrew J. Kohut..................              41,479                5,863            47,342
William D. McCoy.................               6,000                                  6,000
William A. Raaths................              30,175                  817            30,992
John W. Rosenblum................               3,500                                  3,500
Frank S. Royal...................               9,000                                  9,000
Wallace Stettinius...............               8,500                                  8,500
John Hoyt Stookey................               3,500                                  3,500
Richard G. Tilghman..............               4,027                1,333             5,360
William T. Tolley................               6,878                                  6,878
Joseph P. Viviano................              16,119                3,000            19,119
Harry H. Warner..................               5,150                                  5,150
All Directors and
  Executive Officers as
  a Group (17 persons)...........             535,515               29,402           564,917              2.7
MacKay-Shields Financial Corporation
  9 West 57th Street
  New York, NY 10019.............                                2,086,850         2,086,850              9.8
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109...............             692,700              742,400         1,435,100              6.7
The Capital Group Companies, Inc.
  333 South Hope Street
  Los Angeles, CA 90071..........                                1,418,100         1,418,100              6.6

---------------
         (1) Includes shares held in fiduciary capacities and (a) an aggregate 223,430 shares that may be acquired by employee directors and the Corporation's executive officers within 60 days under the Corporation's 1997 Incentive Plan, 1993 Incentive Plan and 1987 Stock Option Plan, and (b) an aggregate 45,075 shares that may be acquired by certain non-employee directors within 60 days under the 1996 Plan and the 1992 Non-Employee Director Stock Option Plan.
         (2) Includes shares, if any: (a) owned by certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; and (d) held by the Corporation's 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the Securities and Exchange Commission (the "SEC"), but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.
         (3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.

                             EXECUTIVE COMPENSATION

            Compensation Committee Report on Executive Compensation

         The Corporation's executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below, each of whom is a non-employee director of the Corporation. The Compensation Committee grants stock options, stock appreciation rights ("SARs"), performance shares ("Performance Shares"), stock awards and stock units to, and approves incentive awards for, management employees, and recommends to the Board of Directors the salary levels for executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Compensation Committee with respect to executive compensation matters.

Overview of Compensation Philosophy

         The Corporation's executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation's business goals. The Compensation Committee intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to company success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the packaging, tissue and forest products industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation's intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

         The individual elements of the Corporation's executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options, stock awards and long-term incentive opportunities, which focus on long-term objectives. In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives. In the case of the Corporation's Chief Executive Officer (the "CEO"), the individual elements have been set by the Compensation Committee to provide that more than 50% of total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. The expected value of the CEO's total compensation is set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

         The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during 1997 to be fully deductible by the Corporation under the Revenue Reconciliation Act of 1993, except that the deductibility of a portion of the stock awards granted to Mr. Johnson at the time of his employment will depend upon his total compensation in the year such awards vest.

1997 Compensation

         Base Salaries. Base salaries for executive officers are approved by the Board of Directors based upon recommendations by the Compensation Committee. The Compensation Committee's recommendations result from a subjective review of individual performances and competitive data supplied by its consultant. The Compensation Committee first establishes a pay range for each job classification by reference to the Project 777 Executive Compensation Survey published by Management Compensation Services (the "MCS Survey"). The MCS Survey is a broad-based survey of U.S. industrial companies including approximately 20 paper and forest products companies, two of which are included in the S&P Midcap 400 Paper & Forest Products group used in the Stock Performance Graph. The MCS

Survey is used because it provides detailed compensation information by job classification (weighted to reflect the relative sizes of the participating companies) for a diverse sample of participating companies. The midpoint of the base salary range for each executive job classification is set at the average salary for similar positions reported in the MCS Survey (subject to adjustment by the Compensation Committee based on its subjective evaluation of the relationship of various job classifications within the Corporation). In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considers the individual officer's performance and the position of each individual's salary within the respective pay range.

         The Compensation Committee recommended and the Board of Directors approved an increase in Mr. Fox's salary of 5% in 1997. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the MCS Survey. In determining a recommendation for Mr. Fox's salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee considered his achievement of individual goals, which primarily involved the strategic direction of the Corporation and personal performance objectives, and the Compensation Committee's subjective evaluation of his performance based on the Corporation's financial performance, both in absolute terms and in comparison with an internally-generated peer group of companies. The peer group used for this purpose (the "Compensation Peer Group") consists of nine companies in the packaging and tissue industries with which the Corporation competes (one of which is in the S&P Midcap 400 Paper & Forest Products Group used in the Stock Performance Graph), which the Compensation Committee believes is an appropriate comparison group for evaluating relative financial performance. In evaluating the Corporation's financial performance, several measures were reviewed, including absolute and relative earnings, return on equity, cash flow generated by operations and stock price performance. Without assigning relative weights to the different measures, the Compensation Committee placed primary emphasis on earnings and cash flow generated by operations. The Compensation Committee noted that the Corporation's financial results for 1997 were below the levels achieved in 1996, but were consistent with the financial performance of the Compensation Peer Group. The Compensation Committee also concluded that Mr. Fox's achievement of his individual goals substantially met the Compensation Committee's expectations. Mr. Fox's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Based on advice from its compensation consultant, the Compensation Committee recommended and the Board of Directors approved a starting salary of $500,000 for Mr. Johnson, which was within the competitive pay range for the CEO based on the MCS Survey. The Compensation Committee believed that this was an appropriate level based on Mr. Johnson's extensive experience and knowledge of the industry.

         Annual Incentive Program. The Compensation Committee also approves annual incentive awards to executive officers in the form of bonuses under the 1997 Incentive Plan. The Compensation Committee reviewed and discussed Chesapeake's 1997 financial performance and compared it to the Corporation's 1996 financial performance, the 1997 business plan, long-term standards of financial performance and the relative financial performance of the Compensation Peer Group (based on the same criteria discussed under "Base Salaries" above). The Compensation Committee did not determine the awards based on pre-set performance targets, but subjectively evaluated the various performance measures and the aggregate amount deemed appropriate for incentive awards. Based on this review, the Compensation Committee established a total award pool for 1997 incentive awards for executive officers other than Messrs. Fox and Johnson. The Compensation Committee then allocated the pool among the individual officers based on the recommendations of the CEO and a subjective evaluation of each officer's individual performance and, where applicable, the financial performance of certain business units of the Corporation. The financial performance of the business units was evaluated primarily based on earnings and cash flow generated by operations. The incentive award for Mr. Fox was $523,900 for 1997, which represents a 98% increase from his award for 1996 and which was approximately 100% of his year-end base salary, compared to incentive awards of approximately 53% of year-end base salary for 1996 and 100% for 1995. Mr. Fox's incentive award was based upon the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (primarily relating to achieving profitability, managing cash flow and operating safely in compliance with applicable laws) and the Compensation Committee's evaluation of the Corporation's financial performance, both in absolute terms and relative to the Compensation Peer Group (based on the same criteria discussed above under "Base Salaries"). The award for Mr. Fox also included a special award in recognition of his efforts in completing the sale of the West Point mill and four packaging plants. The CEO's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         The incentive award for Mr. Johnson was $106,600 for his period of employment during 1997. Mr. Johnson's incentive award was based upon the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee on his employment (primarily relating to the strategic direction of the Corporation) and the Compensation Committee's evaluation of the Corporation's performance since August 1, 1997 (based on the same criteria as discussed above for Mr.
Fox).

         Long-Term Incentive Programs. The Compensation Committee also approves long-term incentive awards to executive officers in the form of stock options, Performance Shares, stock awards and other incentive opportunities. The Compensation Committee's recommendations result from a subjective review of individual performance and competitive data supplied by its consultant. The Compensation Committee first considers competitive data supplied by its consultant with respect to average long-term incentive levels, by job classification, derived from the consultant's proprietary data base of long-term incentive practices of approximately 35 U.S. industrial companies, which is weighted to reflect the relative sizes of the participating companies. The data base does not include any of the companies represented in the S&P Midcap 400 Paper & Forest Products group used in the Stock Performance Graph. The Compensation Committee relies on the consultant's data base for this purpose based on the consultant's advice that the data base provides a fair comparison group for determining competitive long-term incentive practices, and because the data base provides a consistent methodology for valuing and comparing grants. In determining recommendations for specific long-term incentive awards to executive officers, the Compensation Committee adjusts the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to overall company performance and such officer's potential to contribute in the future; and, in the case of stock option awards, prior grant levels.

         Stock options are awarded to executives as a long-term incentive to align the executives' interests with those of other stockholders and to encourage significant stock ownership. In 1997, the Compensation Committee granted options to purchase an aggregate of 211,900 shares of Common Stock to the Corporation's employees, including nonqualified options to purchase 50,000 shares of Common Stock that were granted to Mr. Johnson in connection with his employment by the Corporation. In determining a recommendation for Mr. Johnson's option grants, in addition to the factors set forth above for executive officers generally, the Compensation Committee believed it was important for Mr. Johnson to have a significant opportunity to purchase the Corporation's Common Stock to align his interests with those of other stockholders. The stock options become exercisable in one-third installments on each of the first three anniversaries of the date of grant. The grant price for the nonqualified options was the average of the closing prices of the Corporation's Common Stock on the twenty days up to and including the date of the grant. The option recipients, including Mr. Johnson, will receive value from these grants only if the price of the Common Stock increases above the grant price. The Compensation Committee did not grant any stock options to Mr. Fox in anticipation of his retirement from the Corporation.

         Opportunities for long-term incentives are intended to focus the executives' attention on the long-term growth and financial success of the Corporation. The opportunity may be in the form of an incentive award, based on achieving pre-set objectives, or Performance Shares. A Performance Share award represents the opportunity to earn up to the specified number of shares of Common Stock over the course of the designated performance cycle by achieving certain performance criteria specified by the Compensation Committee. During 1997, the Compensation Committee granted Mr. Johnson the opportunity to earn an incentive award of up to $360,000 and up to 4,900 Performance Shares for the 1996-2000 performance cycle. Incentive award opportunities and Performance Shares for this performance cycle were granted to other executive officers and key employees in 1996. Each year during the performance cycle, a portion of the incentive award may be earned based upon the Corporation's cumulative cash flow during the performance cycle and on individual goals relating to sales growth or volume growth for each business unit. In addition, during each year of the performance cycle, a portion of the Performance Shares may be earned based on the price of the Corporation's Common Stock. A portion of the Performance Share award was earned in 1997 when the Common Stock price exceeded $35 and additional amounts will be earned when the price equals or exceeds each $5 increment in excess thereof up to $60. The incentive award opportunity for the 1996-2000 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control"), while a portion of the Performance Shares granted for the 1996-2000 performance cycle will be deemed to have been earned in the event of a "change in control" based on the price of the Common Stock. Mr. Fox earned 490 Performance Shares for the 1996-2000 performance cycle in June 1997. No awards were earned for the 1996-2000 performance cycle after Mr. Johnson's employment in August 1997, nor were any awards earned during 1997 pursuant to the previously reported 1994-97 performance cycle.

         During 1997, the Compensation Committee also granted stock awards to executive officers for 63,000 restricted shares, including awards to Mr. Johnson for 40,000 restricted shares (see "Agreement with Mr. Johnson" under the caption "Certain Agreements With Executive Officers" below). The awards vest in periods ranging from two to five years. The awards were granted to Mr. Johnson in connection with his employment by the Corporation to align his interest with those of other stockholders.

Executive Compensation Committee

Wallace Stettinius, Chairman
William D. McCoy
Frank S. Royal
John Hoyt Stookey
Harry H. Warner

                   Certain Agreements With Executive Officers

         The Corporation has entered into certain agreements with the following executive officers named in the Summary Compensation Table.

Agreement with Mr. Fox

         In recognition of his approximately 35 years service with the Corporation, 17 of which were in the capacity of CEO, the Corporation entered into a Supplemental Retirement Agreement with Mr. Fox in October 1997. The agreement provides that Mr. Fox will continue as an active employee in his current position through March 31, 1998, at his current compensation and benefit levels. The agreement also provides that upon Mr. Fox's early retirement on April 1, 1998, his retirement benefits will be enhanced by adding 5 years to his age and service. The agreement includes customary confidentiality and non-competition provisions.

Agreement with Mr. Johnson

         In connection with his employment as President & CEO, the Corporation entered into an Employment and Severance Benefits Agreement in July 1997 with Mr. Johnson. The agreement provides for Mr. Johnson's employment as President & CEO with a salary of not less than $500,000 per year through July 31, 2000, with one year extensions automatically granted each July 31. During the term of the agreement Mr. Johnson may participate in the benefit programs available to executive officers generally. The agreement provides for minimum annual incentives of $100,000 for 1997 and $200,000 for 1998. In addition, the agreement provides for the grant in 1997 of nonqualified stock options for 50,000 shares of the Corporation's Common Stock and a stock award in 1997 of 10,000 shares of Restricted Stock. Further, the agreement provided that upon Mr. Johnson's purchase of at least 10,000 shares of the Corporation's Common Stock on the open market, the Corporation would grant to him a one-to-one matching number of shares of Restricted Stock (not to exceed 30,000 matching shares). Mr. Johnson purchased 30,000 shares of the Corporation's Common Stock on the open market in November 1997, and the Compensation Committee granted a stock award of 30,000 shares.

         The agreement also provides for payment of salary, benefits and annual incentive amounts for the remaining term of the agreement in the event Mr. Johnson is terminated during the term of the agreement by the Corporation without cause (as defined in the agreement).

         In addition, in connection with his employment, the Corporation agreed to reimburse Mr. Johnson for certain expenses related to his relocation to Richmond, Virginia, and the sale of his former principal residence. During 1997, the Corporation reimbursed Mr. Johnson for $52,159 of such expenses.


                           Benefits Continuation Plan

          The Chesapeake Corporation Salaried Employee's Benefits Continuation Plan (the "Benefits Continuation Plan") will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, who are terminated within twenty-four months of a "change in control" of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay based on the participant's credited service and compensation, with such severance pay not to exceed twenty-four months' compensation. The participant's health and life insurance benefits also will be provided for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.

                       Definition of "Change in Control"

         For purposes of the Benefits Continuation Plan, the 1993 Incentive Plan and the 1997 Incentive Plan, "change in control" means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (with certain exceptions); (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors (with certain exceptions); (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets (with certain exceptions). The foregoing summary is qualified in its entirety by reference to the terms of the Benefits Continuation Plan, the 1993 Incentive Plan and the 1997 Incentive Plan, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350.

                 Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal years ended December 31, 1995, 1996 and 1997, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to each person who served as the Corporation's CEO during 1997 and to its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                   Long-Term Compensation
                                   -----------------------------       ----------------------------------
                                                                               Awards           Payouts
                                                                       --------------------   -----------
      Name and                                               Other                                             All
Principal Position                                           Annual                                           Other
       as of                                                 Compen-    Restricted   Options/     LTIP       Compen-
 December 31, 1997         Year     Salary       Bonus(1)   sation(2)   Stock (3)     SARs     Payouts (4)  sation(5)
----------------------    ------- ----------    ---------- ----------- ------------- ------- ------------- ----------
J. Carter Fox              1997     $512,500     $523,900                                 0   $  16,844     $  9,544
 Chairman (President &     1996      490,000      265,000                            24,000           0       17,925
 Chief Executive Officer   1995      465,000      480,000                            24,000     311,833        8,813
 through July 1997)

Thomas H. Johnson          1997      208,333      106,600   $31,735    $1,350,000    50,000           0       52,159
 President & Chief
 Executive Officer
 (since August 1997)

J. P. Causey Jr.           1997      189,750      215,000                             9,500      14,094        6,044
 Senior Vice               1996      180,000       87,500                             9,500           0        8,887
 President, Secretary      1995      167,500      170,000                             6,500      71,278        5,550
 & General Counsel

William A. Raaths          1997      221,500      135,000                 188,250     9,500      14,094        6,233
 Group Vice President      1996      191,250      170,000                             9,500           0        8,906
 - Tissue Products         1995      166,254      180,000                             7,500      80,195        5,438

William T. Tolley          1997      200,000      135,600    21,836       156,875    14,500      11,344       39,224
 Group Vice                1996       28,125      115,000                                 0           0            0
 President - Finance
 & Chief Financial
 Officer  (since 1996)

Andrew J. Kohut            1997      223,000       55,000                 188,250     9,500      14,094        6,458
 Group Vice                1996      215,000      110,000                            13,500           0        9,750
 President - Display       1995      196,971      185,000                             7,500      71,278        5,767
 & Packaging

--------------------
         (1) The 1997 bonus amounts include special one time payments relating to the sale of the West Point mill and four packaging plants for Messrs. Fox, Causey, Tolley and Kohut.
         (2) None of the Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above. Amounts for Mr. Johnson and Mr. Tolley represent reimbursement of taxes on relocation payments.
         (3) The amounts appearing in the Restricted Stock column represent the value of Restricted Stock awards granted during 1997 based on the closing price for the Company's Common Stock on the date of grant. The Restricted Stock earned in 1997 under Performance Shares appears under "LTIP Payouts."
         (4) The amounts appearing in the LTIP Payouts column represent the value of Restricted Stock and Stock Units earned for the 1994-1997 and 1996-2000 performance cycles under the 1993 Incentive Plan for 1997 (estimated), 1996 (actual) and 1995 (actual). The amounts are based on the closing price for the Common Stock of $34.375, $31.375, and $29.625 on December 31, 1997, 1996, and
1995, respectively. As of December 31, 1997, the number and value (based on the closing price of $34.375 for the Common Stock on such date) of shares of Restricted Stock held by the Named Executive Officers were as follows: Mr. Fox, 313 shares, $10,759; Mr. Johnson, 40,000 shares, $1,375,000; Mr. Causey, 262 shares, $9,006; Mr. Raaths, 6,262 shares, $215,256; Mr. Tolley, 5,211 shares, $179,128; and Mr. Kohut, 6,262 shares, $215,256. Stock awards in 1997 for 5,000 shares for Mr. Johnson and 2,500 shares each for Mr. Raaths, Mr. Tolley and Mr. Kohut will vest in two years. None of the other shares will vest, in whole or in part, in less than three years from the date of grant (except upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation, as described above under the caption "Definition of Change in Control"). Dividends will be paid on shares of Restricted Stock at the same rate and times as on all other shares of Common Stock.
         (5) "All Other Compensation" for 1997 includes the following: (a) the Corporation's 50% matching contributions under the Corporation's 401(k) Savings Plan for Salaried Employees of $2,349 for Mr. Tolley and $4,000 for each of the other Named Executive Officers except Mr. Johnson, who was not eligible to participate in 1997; (b) the Corporation's matching contribution under the Corporation's Salaried Employees' Stock Purchase Plan of the following amounts made to the Named Executive Officers: Mr. Fox, $5,544; Mr. Johnson, $0; Mr. Causey, $2,044; Mr. Raaths, $2,233; Mr. Tolley, $0; and Mr. Kohut, $2,458; and
(c) reimbursement to cover relocation expenses in the amount $52,159 for Mr. Johnson and $36,875 for Mr. Tolley.

                             Stock Options and SARs

         The following table contains information concerning the grants of options and SARs made during 1997 under the 1993 Incentive Plan and the 1997 Incentive Plan to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at
                                                                                   Assumed Annual Rates of Stock Price
                           Individual Grants                                         Appreciation for Option Term (1)
------------------------------------------------------------------------     -------------------------------------------------
                           Number    % of Total
                             of       Options/
                         Securities     SARs
                         Underlying  Granted to
                          Options/    Employees   Exercise    Expira-
                            SARs      in Fiscal   or Base      tion
         Name            Granted(2)     Year      Price(3)     Date                 0%             5% (4)          10%(4)
------------------------ ----------- ------------ --------- ------------     ----------------- ---------------- --------------
J. Carter Fox                   0           0%          -          -               $0             $        0      $        0
Thomas H. Johnson          50,000        23.5      $33.28      8/10/07              0              1,046,500       2,652,000
J.P. Causey Jr.             9,500        4.48       33.28      8/10/07              0                198,835         503,880
William A. Raaths           9,500        4.48       33.28      8/10/07              0                198,835         503,880
William T. Tolley           5,000        2.36       31.75      1/19/07              0                 99,850         253,000
                            9,500        4.48       33.28      8/10/07              0                198,835         503,880
Andrew J. Kohut             9,500        4.48       33.28      8/10/07              0                198,835         503,880

--------------------
         (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
         (2) The option granted to Mr. Tolley for 5,000 shares with an exercise price of $31.75 is an Incentive Stock Option and was intended to replace, in part, options from Mr. Tolley's previous employer that terminated upon his employment by the Corporation. All other grants to the Named Executive Officers were nonqualified options. The Incentive Stock Option grant to Mr. Tolley was made under the 1993 Incentive Plan and all other grants were made under the 1997 Incentive Plan. All grants become exercisable in one-third installments on each of the first three anniversaries of the date of grant.
         (3) The exercise price was set at the average of the closing prices of Common Stock on the twenty trading days up to and including the date of the grant for the nonqualified options and at the closing price on the date of grant for the Incentive Stock Options. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.
         (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 1997, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table for options expiring on August 10, 2007, into perspective, the following is provided:

                                                                                 Annual Rate of Stock Price
                                                                                         Appreciation
                                                                             ------------------------------------

                                                                                      5%               10%
                                                                                ------------      ---------------
Resulting stock price based on $33.28 starting price                            $      54.21      $        86.32

Per share gain                                                                         20.93               53.04

Aggregate hypothetical gain that would be realized by all stockholders
(based on 23,563,002 shares outstanding on August 11, 1997)                      493,173,632       1,249,781,626

Aggregate hypothetical gain on options granted to the Named Executive
Officers if assumed prices are achieved                                            1,841,840           4,667,520

Hypothetical aggregate gains for the Named Executive Officers as a
percentage of all stockholders' gains                                                    0.4%                0.4%

                       Option/SAR Exercises and Holdings

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1997, and unexercised options and SARs held by them on December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                          Number of          Value of Unexercised
                                                                          Securities              In-the-Money
                                                                          Underlying             Options/SARs at
                                                                         Unexercised               Year-End (1)
                                                                       Options/SARs at
                                                                           Year-End

                             Shares Acquired           Value             Exercisable/            Exercisable/
        Name                   on Exercise           Realized         Unexercisable (2)        Unexercisable(2)
        ----                   -----------           --------         -----------------        ----------------
J. Carter Fox                     15,600             $258,522           123,500/24,000     $1,283,430/$170,960

Thomas H. Johnson                      0                    0                 0/50,000                0/54,750

J. P. Causey Jr.                       0                    0            30,999/18,001          313,939/75,974

William A. Raaths                      0                    0            17,266/18,334          140,882/76,438

William T. Tolley                      0                    0                 0/14,500                0/23,528

Andrew J. Kohut                        0                    0            28,499/21,001          263,034/95,774

--------------------
         (1) The value of unexercised in-the-money options/SARs represents the positive spread between the December 31, 1997, closing price of Common Stock ($34.375) and the exercise price of any unexercised options and SARs.
         (2) The shares represented could not be acquired by the named executive as of December 31, 1997, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration for retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1997 Incentive Plan, the 1993 Incentive Plan and the 1987 Stock Option Plan).


                           Long-Term Incentive Awards

         The following table contains information concerning the award of Performance Shares and incentive award opportunities made during 1997 under the 1997 Incentive Plan to the Named Executive Officers for the 1996-2000 performance cycle.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                 Estimated Future Payouts
                                                              Performance      Under Non-Stock Price-Based
                         Number of                          or Other Period              Plans(1)
                      Shares, Units or                     Until Maturation    ----------------------------
     Name             Other Rights(1)                          or Payout       Threshold  Target    Maximum
     ----             ---------------                          ---------       ---------  ------    -------
Thomas H. Johnson            4,900    Performance Shares       1997-2000
                          $360,000    Incentive Opportunity    1997-2000       $135,500  $360,000   $360,000

--------------------
         (1) Awards consist of incentive award opportunities and Performance Shares granted under the 1997 Incentive Plan for the 1996-2000 performance cycle. A portion of the incentive award opportunities will be earned when the Corporation's cumulative cash flow from operating activities exceeds the threshold amount and any of the business units exceeds the threshold performance (sales growth or volume growth) for the individual unit. The target and maximum amounts will be earned if the Corporation and each business unit achieves 100% of their goals during the performance cycle. A portion of the Performance Shares will be earned when the Common Stock price equals or exceeds $40 and at each $5 increment in excess thereof, with the total award earned when the Common Stock price equals $60. Performance Shares earned each year are settled with Restricted Stock and Stock Units. See "Long-Term Incentive Programs" caption under the Compensation Committee Report on Executive Compensation. All other Named Executive Officers received awards of incentive award opportunities and Performance Shares for the 1996-2000 performance cycle in 1996.

                              Pension Plans Table

         The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.

                                               Estimated Annual Retirement Benefit at Age 65
                              --------------------------------------------------------------------------------
                                                       Years of Credited Service (2)
                              --------------------------------------------------------------------------------
       Annual
   Compensation (1)                15              20               25              30               35
   -------------              -------------  ---------------   -------------- ---------------- ---------------
   $   200,000                 $ 60,000         $ 80,000         $ 96,000          $112,000        $128,000
       400,000                  120,000          160,000          192,000           224,000         256,000
       600,000                  180,000          240,000          288,000           336,000         384,000
       800,000                  240,000          320,000          384,000           448,000         512,000
     1,000,000                  300,000          400,000          480,000           560,000         640,000
     1,200,000                  360,000          480,000          576,000           672,000         768,000

-----------------
         (1) Annual compensation is the average of the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named Executive Officers, approximates such amounts as set forth in the Summary Compensation Table.
         (2) The years of credited service for the Named Executive Officers as of March 1, 1998, were: Mr. Fox, 34; Mr. Johnson, 0; Mr. Causey, 14; Mr. Raaths, 18; Mr. Tolley, 1; and Mr. Kohut, 18 (Mr. Raaths has 12 years credited service under the supplemental retirement plan).

         The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

                              Certain Transactions

         On November 5, 1997, in a privately negotiated transaction and as a part of the Corporation's previously announced stock purchase program, the Corporation repurchased 1,490,000 shares of Common Stock beneficially owned by Sture G. Olsson or Crestar Bank, in its capacity as trustee of certain trusts related to Mr. Olsson and his family. Immediately prior to the purchase, each of Mr. Olsson and Crestar Bank was the direct or indirect beneficial owner of more than 5% of the shares of Common Stock then outstanding. The purchase price of $34.25 per share, which was determined and approved by the Board of Directors, represented the ten-day average closing price for the Common Stock for a period prior to the sale.

                               Performance Graph

         The following graph compares the cumulative total return for the Common Stock to the cumulative total returns for the S&P Midcap 400 Composite Index and the S&P Midcap 400 Paper & Forest Products Group Index for the Corporation's last five fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1992, and that all dividends were reinvested.



                 5-Year Comparison: Chesapeake Corporation vs.
               S&P 400 vs. S&P 400 Paper & Forest Products Group


                                    [GRAPH]

                92         93        94       95       96       97
CSK            100       129        171       157     172       193
S&P 400        100       114        110       144     172       227
S&P 400 Paper
 & Forest      100       117        115       135     139       150

         The Corporation's Proxy Statement for the 1997 Annual Meeting of Stockholders presented a Stock Performance Graph which compared the Corporation's cumulative total stockholder return for the ten-year period ended December 31, 1996, to the S&P 500 Composite Index and the S&P Paper and Forest Products Group Index. The Corporation decided to change from the S&P 500 Indices to the S&P Midcap 400 Indices as a result of the sale in 1997 of the West Point mill and four packaging plants and because the Midcap Indices represent comparisons with companies more similar in size to the Corporation. In addition, the Corporation is included in the S&P Midcap 400 Index. Rules of the Securities Exchange Commission require that if an index is selected which is different from an index used for the immediately-preceding year, the Corporation's total return must be presented in the Stock Performance Graph for both the newly selected index and the index used in the immediately-preceding year. Because of the change in the comparative indices, the following graph is presented to compare the cumulative total return (assuming reinvestment of all dividends) for the Common Stock to the cumulative total return of the S&P 500 Composite Index and the S&P Paper & Forest Products Group Index as contained in the Corporation's 1997 Proxy Statement.


                 5-Year Comparison: Chesapeake Corporation vs.
               S&P 500 vs. S&P 500 Paper & Forest Products Group


                                    [GRAPH]

                92         93        94       95       96       97
CSK            100       129        171       157     172       193
S&P 400        100       110        112       153     189       252
S&P 400 Paper
 & Forest      100       117        115       126     140       150

                             SELECTION OF AUDITORS
                                  (PROPOSAL 2)

         The Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as independent certified public accountants of the Corporation and its subsidiaries for 1998. Stockholders are requested to ratify this appointment. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1998.


               MATTERS TO BE PRESENTED FOR INCLUSION IN THE PROXY
             STATEMENT FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 1999 must be delivered to the Corporation at its principal office in Richmond, Virginia, not later than November 20, 1998.

                                 OTHER MATTERS

         As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.


         Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of J.P. Causey Jr., Secretary, at any time before the proxy is exercised.

                                               J. P. Causey Jr.
                                               Secretary

March 20, 1998

                                     NOTICE

                                      and

                                PROXY STATEMENT

                                    for the

                                 ANNUAL MEETING

                                       of

                                  STOCKHOLDERS

                                   To Be Held

                                 April 22, 1998


                                     [LOGO]

                             CHESAPEAKE CORPORATION
                            RICHMOND, VIRGINIA 23218

               Proxy Solicited on Behalf of the Board of Directors
             for the Annual Meeting of Stockholders, April 22, 1998

The undersigned hereby appoints J. Carter Fox, Wallace Stettinius and Harry H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 6, 1998, at the annual meeting of stockholders to be held at 10:00 a.m. on April 22, 1998, or any adjournments thereof.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side.)

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

(1)      ELECTION OF THREE DIRECTORS FOR A THREE-YEAR TERM:
         Class III (to serve until the 2001 annual meeting of stockholders)
         Nominees:  Robert L. Hintz, Thomas H. Johnson and Frank S. Royal.

      /_/    FOR        /_/     WITHHOLD            /_/   FOR ALL EXCEPT THOSE
                                                       WHOSE NAME(S) APPEAR
                                                       BELOW.

                                                       ---------------------


(2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998.
          /_/    FOR         /_/     AGAINST        /_/     ABSTAIN



(3) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

                                                     The Board of Directors
                                                     unanimously recommends a
                                                     vote FOR each of the above
                                                     proposals. This proxy when
                                                     properly executed will be
                                                     voted in the manner
                                                     directed herein by the
                                                     undersigned stockholder.
                                                     If no direction is made,
                                                     this proxy will be voted
                                                     for each proposal
                                                     presented.

                                                     Dated: _______________ 1998

                                                     Signature(s) _____________

                                                     __________________________
                                                     Please sign exactly as your
                                                     name appears. Joint owners
                                                     should each sign
                                                     personally. Where
                                                     applicable, indicate your
                                                     official position or
                                                     representative capacity.

                                 March 20, 1998







Dear Plan Participant:

         The instruction card to vote your Chesapeake Corporation common stock held in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees, the Chesapeake Packaging CO. 401(k) Savings Plan for Hourly Employees, or the St. Laurent Paperboard (U.S.) 401(k) Savings Plan (the "Plans") is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to The Bank of New York.

         As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held in the auditorium of Crestar Bank, 9th & Main Streets, Richmond, Virginia, on Wednesday, April 22, 1998, at 10:00 A.M. If you plan to attend the meeting and have not otherwise received an admittance card, you may request an admittance card by contacting the corporate office in Richmond at (804) 697-1000.

                                                              Sincerely,



                                                              J. P. Causey Jr.
                                                              Secretary

TO:      BANK OF NEW YORK
         Trustee of the Chesapeake Corporation 401(k) Savings
         Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees and the St. Laurent Paperboard (U.S.) 401(k) Savings Plan

         With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees, the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees, and the St. Laurent Paperboard (U.S.) 401(k) Savings Plan, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                       PLEASE SIGN AND DATE ON THE REVERSE

                         (Continued on the reverse side)

-------------------------------------------------------------------------------






The Board of Directors Unanimously Recommends a Vote FOR Each of the Following
Proposals:

(1) Election of Three Directors For a Three Year Term. Class III (To serve until the 2001 annual meeting of stockholders):
         Robert L. Hintz, Thomas H. Johnson and Frank S. Royal.

      /_/    FOR             /_/     WITHHOLD       /_/   EXCEPTIONS: Withhold vote
all nominees listed above  vote for all nominees       on the following nominee(s) only
                                                    ---------------------------


(2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998.

          /_/    FOR        /_/     AGAINST               /_/     ABSTAIN



(3) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                 PLEASE MARK ALL
                              CHOICES LIKE THIS [X]

----------------------
    Account Number


Signature________________________              Date _____________________, 1998.

                                 March 20, 1998





TO: Participants in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


         Enclosed are proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 22, 1998. Also enclosed are the instructions for Associated Bank to vote your full shares of Chesapeake Corporation common stock held in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (the "Plan"). It is important that you instruct Associated Bank, the trustee of the Plan, to vote your shares held in the Plan and allocated to your account by completing and returning the instructions enclosed. All voting instructions given to Associated Bank will be confidential.

         To be effective, your proxy must be received by Associated Bank by the close of business (4:00 p.m. CDT), April 20, 1998. If you do not direct the vote of the shares of common stock allocated to your account, Associated Bank will not vote those shares. You may revoke your proxy by delivering a written notice of revocation to Associated Bank at the address below by the close of business (4:00 p.m. CDT), April 20, 1998. Any notice of change must be timely, contain your name, your social security number, and be signed and dated.

                                    Associated Bank, Trustee
                                    P. O. Box 408
                                    Neenah, Wisconsin  54957-0408

         As a participant in the Plan, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at Crestar Bank, 9th and Main Streets, Richmond, Virginia, on Wednesday, April 22, 1998, at 10:00 A.M. If you plan to attend the meeting and have not otherwise received an admittance card, you may request an admittance card by contacting the Chesapeake corporate office in Richmond at (804) 697-1000.

                                                        Sincerely,



                                                        J. P. Causey Jr.
                                                        Secretary


         NOTE:             PLEASE MARK THE ENCLOSED VOTING
                           INSTRUCTIONS AND MAIL TO ASSOCIATED
                           BANK IN THE ENVELOPE PROVIDED.

                               VOTING INSTRUCTIONS




TO:      ASSOCIATED BANK

         Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


         With respect to the full shares of Common Stock of Chesapeake Corporation allocated to my account in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

         The Board of Directors unanimously recommends a vote FOR each of the following proposals:


(1) Election of three directors for a three year term. Class III (to serve until the 2001 annual meeting of stockholders): Robert L. Hintz, Thomas H. Johnson and Frank S. Royal.

         [ ]    FOR            [ ]   WITHHOLD               [ ] EXCEPTIONS: Withhold vote
all nominees listed above    vote for all nominees         on the following nominee(s) only

                                                               --------------------------


(2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for 1998.

        [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN


(3) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                 PLEASE MARK ALL
                              CHOICES LIKE THIS [X]








Signature______________                        Date _____________________, 1998




   PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK

                                  April 6, 1998





                                   A REMINDER




Dear Stockholder:

         Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 20, 1998.

         According to our records, your proxy for this meeting, which will be held on Wednesday, April 22, 1998, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

         If you have not already returned your proxy card, I urge you to sign, date and mail the enclosed duplicate promptly. If you returned the original card but did so more than a week ago, I request that you sign, date and mail the enclosed duplicate.

                                                              Sincerely,



                                                              J. P. Causey Jr.
                                                              Secretary





kmh
Enclosure